CSFB04-AR07_PT_1 - Price/Yield - [5-A-1]										RBC 5s

Balance	[Contact Desk]	Delay		24			WAC(5)	4.687		WAM(5)	358
Coupon	4.2621	Dated		7/1/2004			NET(5)	4.2621		WALA(5)	2
Settle	7/30/2004	First Payment		8/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.8000]%
RUN TO EARLIEST OF BALLOON IN MONTH 59 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	0 CPR - Call (Y)	5 CPR - Call (Y)	10 CPR - Call (Y)	15 CPR - Call (Y)	20 CPR - Call (Y)	25 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-09+	4.8767	4.9554	5.0468	5.1527	5.2695	5.4024	5.5551	5.7280	5.9458	6.2113	6.5042
97-13+	4.8465	4.9210	5.0075	5.1078	5.2184	5.3442	5.4888	5.6525	5.8587	6.1102	6.3874
97-17+	4.8163	4.8867	4.9684	5.0631	5.1675	5.2862	5.4227	5.5772	5.7718	6.0092	6.2710
97-21+	4.7861	4.8524	4.9293	5.0184	5.1166	5.2283	5.3567	5.5021	5.6852	5.9086	6.1549
97-25+	4.7560	4.8182	4.8902	4.9738	5.0659	5.1706	5.2909	5.4271	5.5988	5.8082	6.0391
97-29+	4.7260	4.7840	4.8513	4.9293	5.0152	5.1129	5.2252	5.3524	5.5126	5.7081	5.9236
98-01+	4.6960	4.7499	4.8124	4.8848	4.9647	5.0554	5.1597	5.2778	5.4266	5.6082	5.8084
98-05+	4.6660	4.7158	4.7736	4.8405	4.9142	4.9981	5.0944	5.2034	5.3408	5.5086	5.6935
98-09+	4.6361	4.6818	4.7348	4.7962	4.8639	4.9408	5.0292	5.1292	5.2553	5.4093	5.5790
98-13+	4.6062	4.6479	4.6961	4.7521	4.8137	4.8837	4.9642	5.0552	5.1700	5.3102	5.4647
98-17+	4.5764	4.6140	4.6575	4.7080	4.7636	4.8267	4.8993	4.9814	5.0849	5.2114	5.3508
98-21+	4.5466	4.5801	4.6190	4.6640	4.7135	4.7698	4.8345	4.9078	5.0001	5.1129	5.2371
98-25+	4.5169	4.5464	4.5805	4.6200	4.6636	4.7131	4.7700	4.8343	4.9154	5.0146	5.1238
98-29+	4.4872	4.5126	4.5421	4.5762	4.6138	4.6565	4.7055	4.7610	4.8310	4.9166	5.0108
99-01+	4.4575	4.4789	4.5037	4.5325	4.5641	4.6000	4.6412	4.6879	4.7468	4.8188	4.8981
99-05+	4.4279	4.4453	4.4655	4.4888	4.5145	4.5436	4.5771	4.6150	4.6628	4.7213	4.7856
99-09+	4.3984	4.4118	4.4273	4.4452	4.4649	4.4874	4.5131	4.5423	4.5791	4.6240	4.6735

Spread @ Center Price	30	52	75	99	123	148	173	200	235	270	303
WAL	4.80	4.21	3.68	3.21	2.81	2.46	2.16	1.89	1.63	1.39	1.20
Payment Window	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - Jan09	Aug04 - May08	Aug04 - Nov07
Principal # Months	58	58	58	58	58	58	58	58	54	46	40

LIBOR_6MO	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700	1.8700
LIBOR_1YR	2.3800	2.3800	2.3800	2.3800	2.3800	2.3800	2.3800	2.3800	2.3800	2.3800	2.3800
CMT_1YR	2.0883	2.0883	2.0883	2.0883	2.0883	2.0883	2.0883	2.0883	2.0883	2.0883	2.0883

SWAP	Mat 0.25YR 0.50YR 1YR 1.5yr 2YR 3YR 4YR 5YR
Yld 1.5863 1.8700 2.3800 2.8010 3.2220 3.7335 4.1055 4.3925

										June 28, 2004
Note: Information is preliminary. Assumes 5.50% subordination plus an additional 3.00% voluntary subordination. Subordination and Collateral Characteristics subject to change.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.
PRELIMINARY - SUBJECT TO CHANGE